UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Micro Component Technology, Inc.
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MICRO COMPONENT TECHNOLOGY, INC.

2340 West County Road C

St. Paul, Minnesota 55113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of MICRO COMPONENT TECHNOLOGY, INC.

The annual meeting of the shareholders of Micro Component Technology, Inc. will be held at the headquarters of Micro Component Technology, Inc., 2340 West County Road C, St. Paul, Minnesota 55113, on June 19, 2008, at 11:00 a.m., for the purpose of considering and voting upon the following matters:

1.     To elect four directors for the following year.  The Nominating and Corporate Governance Committee has nominated the following persons for election at the meeting: Roger E. Gower, David M. Sugishita,  Donald R. VanLuvanee and Richard E.Struthers

2.     To ratify the appointment of Olsen Thielen & Co. Ltd. as the independent registered public accounting firm for the current year; and

3.     To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The directors have fixed the close of business on April 21, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Roger E. Gower
President and CEO

St. Paul, Minnesota
May 12, 2008

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY.

YOU MAY NEVERTHELESS VOTE IN PERSON
IF YOU DO ATTEND THE MEETING.

MICRO COMPONENT TECHNOLOGY, INC.

2340 West County Road C

St. Paul, Minnesota 55113

PROXY STATEMENT

Annual Meeting of Shareholders

To be held June 19, 2008

GENERAL

The enclosed Proxy is solicited by the Board of Directors of Micro Component Technology, Inc. (the “Company”) in connection with the annual meeting of the shareholders of the Company to be held on Thursday, June 19, 2008, at 11:00 a.m., or any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of the annual meeting.  Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company.  Any Proxy given pursuant to such solicitation may be revoked by the shareholder by communication in writing to the Secretary of the Company at any time prior to exercise of the Proxy.  Proxies may also be revoked by delivery of a later dated Proxy or by voting in person.  Shares represented by Proxies will be voted as specified in such Proxies on any matter identified in the Proxies.  Subject to rules of the Securities and Exchange Commission, shares will be voted in the discretion of the Proxy holders on any other matter that may properly come before the meeting.  Proxies and shareholder votes at the meeting will be tabulated by officers of the Company.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company.  The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock. It is anticipated that these proxy materials will be mailed to the shareholders on or about May 12, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on April 21, 2008, will be entitled to vote at the Annual Meeting.  On that date, 37,876,889 shares of Common Stock were outstanding.  Shareholders are entitled to one vote for each share of Common Stock held by them.  The Common Stock does not have cumulative voting rights.

Under Minnesota law, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, under Minnesota law, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Meeting to determine whether or not a quorum is present.  Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM I

ELECTION OF DIRECTORS

Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has set the number of directors at five.  Patrick Verderico, one of the existing directors, has decided to retire from the Board and not run for re-election. The Nominating and Corporate Governance Committee has nominated the four other current directors for re-election.  The Committee is reviewing candidates for the fifth position, but has not yet selected a candidate.  A vacancy on the Board will exist, which the Board intends to fill as soon as possible after the Annual Meeting.  Any director appointed by the Board to fill the vacancy will serve until the next Annual Meeting.  All of the current directors, except for Mr. Gower, are independent as that term is defined in the Nasdaq Listing Standards.

All of the nominees listed below are currently directors. All have consented to be named in this Proxy Statement and to serve as directors if elected.  If any such person should be unable to serve, or becomes unavailable for any reason, or if another vacancy should occur before the election (which events are not anticipated), the Proxy will be voted for such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment.  The names and ages of the intended nominees, their current positions with the Company, and the year each first became a director are as follows:

Name and Age	Position	Director Since

Roger E. Gower, 67	Chairman of the Board, President, Chief Executive Officer, Secretary and Director	1995

David M. Sugishita, 60	Director	1994

Donald R. VanLuvanee, 63	Director	1995

Richard E. Struthers, 55	Director	2008

Business Experience of Directors and Nominees

Roger Gower joined the Company as Chairman of the Board, President, Chief Executive Officer and Director in April 1995. Prior to that time, Mr. Gower was employed by Datamedia Corporation of Nashua, New Hampshire, a network and PC security software development company, where he served as President and Chief Executive Officer from 1991.  Prior to 1991 he was President and Chief Executive Officer of Intelledex, Inc., a Corvallis, Oregon-based manufacturer of robotic and automation systems for the semiconductor and disk drive manufacturing industries.  Earlier in his career, Mr. Gower served as President of Qume, a $200 million printer manufacturer and wholly owned subsidiary of ITT, and as a general manager with Texas Instruments.  Mr. Gower holds a BS degree in Electrical Engineering.

David M. Sugishita  was appointed Senior Vice President of Finance and Chief Financial Officer in April 1994, and became a director of the Company in August 1994. Following the end of the term of his employment agreement in February 1995, Mr. Sugishita continued as an unpaid officer until September 25, 1996.  Mr. Sugishita currently serves as a Director and Chairman of the Board as well as Chairman of both the Audit Committee and Corporate Governance/Nominating Committee for Atmel Corporation.   He also currently serves as a Director and Chairman of the Audit Committee for Ditech Networks.  Most recently, Mr. Sugishita served as Executive Vice President of Special Projects for Peregrine Systems, Inc., an enterprise software company from December 2003 through July 2004.  Prior to Peregrine Systems, Mr. Sugishita held positions at SonicBlue (EVP/CFO); RightWorks (EVP/CFO); Synopsys (SVP/CFO); Actel (SVP/CFO); Applied Materials (VP/Corporate Controller/CAO); and National Semiconductor (VP Finance).  Mr. Sugishita holds degrees in business administration from San Jose State University (B.S.) and Santa Clara University (MBA).

Donald R. VanLuvanee became a director of MCT in November 1995 and is currently retired.  He was the President and Chief Executive Officer of Electro Scientific Industries, Inc., a company that designs and manufactures sophisticated manufacturing equipment for the worldwide electronics industry from 1992 to 2002.  From 1991 to July 1992, he was President and Chief Executive Officer of Mechanical Technology Incorporated, a supplier of contract research and development services and a manufacturer of technologically advanced equipment.  He is also a director of FEI Corporation, AirAdvice Corporation and Display Tech, Inc.

Richard E. Struthers has served as Chairman & CEO of Clearwater Capital Management LLC since 1998.  From 1979 to 1998 Mr. Struthers served in various management positions at Investment Advisers, Inc., including as Executive Vice President.  Mr. Struthers also serves on the Board of Directors of the following companies: MEMBERS Mutual Funds and Ultra Series Fund, Park Nicollet Health Services and Park Nicollet Foundation.  Mr. Struthers holds a law degree from William Mitchell College of Law.

Directors serve until the next annual meeting of the shareholders at which their successors are elected, or until their prior resignation, removal or incapacity.

Directors Emeritus

Pursuant to a policy of the Company, the Board of Directors has appointed two former directors as Directors Emeritus, who can attend meetings, but who cannot vote, and who do not receive compensation.  Set forth below is information on the two current Directors Emeritus:

D. James Guzy was a director of MCT from July 1993 through 2004. He has been Chairman of the Arbor Company, a Nevada limited partnership engaged in the electronics and computer industry, since 1969.  Mr. Guzy is also Chairman of the Board of both PLX Technology, Inc. and SRC Computers, Inc, a semiconductor company.  Additionally, Mr. Guzy is a director of Intel Corporation, Cirrus Logic, Inc., Novellus Systems, Inc., LogicVision, Inc., Alliance Capital Management Technology Fund, Davis Selected Group of Mutual Funds and Tessera, Inc.

Dr. Sheldon Buckler was a director of MCT from March 2000 through 2004. He served as Vice Chairman of Polaroid Corporation from 1990 until 1994.  From 1995 to 1999, he served as Chairman of Commonwealth Energy Systems, an energy utility.  He currently serves as the Chairman of Lord Corp.  Dr. Buckler served as a director of Aseco Corporation from 1995 until it was acquired by MCT in January 2000.  He is also a director of Parlex Corporation.

Compensation of Directors

From 2002 through 2006, directors did not receive any fees except for reimbursement of out of pocket expenses.  Beginning in 2007, each outside director receives an annual retainer of $25,000 paid quarterly.  In addition, each person who becomes an outside director of the Company is automatically granted an option to purchase 10,000 shares of Common Stock under the Stock Option Plan for Outside Directors.  Each outside director is also automatically granted an option to purchase 10,000 shares of Common Stock upon each re-election as a director, or on the anniversary of the prior year’s grant in any year in which there is no meeting of the shareholders at which directors are elected.  The option price for each option granted under the Plan is the fair market value of the Common Stock on the date the option is granted.  All options granted under the Plan become exercisable in 50 percent increments on the first and second anniversaries of the date of grant.  The options must be exercised within ten years after the date of grant or, if earlier, within 12 months after the director ceases being a director.  However, a director who voluntarily declines to stand for re-election after the age of 60 shall not be required to exercise his or her options within one year, and shall continue to vest in his or her options after ceasing to be a director.  Directors who are employees of the Company receive no compensation for their services as directors.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	All Other Compensation	Total

Patrick Verderico	$12,500	$2,617	$—	$15,117

David M. Sugishita	$12,500	$2,617	$—	$15,117

Donald R. VanLuvanee	$12,500	$2,617	$—	$15,117

Donald J Kramer	$6,250	$2,617	$—	$8,867

(1)  Roger E. Gower, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director.

(2)  Valuation is based on the stock-based compensation expense which the Company recognized during 2007 for financial statement purposes under FAS 123(R) for awards granted in 2007 and prior years utilizing assumptions discussed in Note 8 to the Company’s financial statements for the year ended December 31, 2007, but disregarding the estimate of forfeitures.

The following table shows the aggregate number of shares underlying outstanding stock options held by the Company’s non-employee directors as of December 31, 2007.

Name	Shares Underlying Outstanding Stock Option Awards	Exercisable	Unexercisable

Patrick Verderico	85,000	70,000	15,000

David M. Sugishita	90,000	75,000	15,000

Donald R. VanLuvanee	90,000	75,000	15,000

The following table shows the grant date fair value of all stock option awards made to the Company’s non-employee directors during the year ended December 31, 2007.

Name	Grant Date Fair Value Of Option Awards In 2007

Patrick Verderico	$2,700

David M. Sugishita	$2,700

Donald R. VanLuvanee	$2,700

Meetings and Committees of the Board of Directors

During calendar year 2007, the Company’s Board of Directors met seven times.  Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served.  Each Director also attended the 2007 Annual Shareholders’ Meeting.  Directors are expected to attend substantially all of the meetings of the Board and the Committees on which they serve, except for good cause.  Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  These Committees operate pursuant to written charters.  The charters are available on the Company’s website at www.mct.com.

The Audit Committee recommends the selection of the Company’s independent accountants, approves the services performed by such accountants, and reviews and evaluates the Company’s financial and reporting systems and the adequacy of internal controls for compliance with corporate guidelines.  The Audit Committee also reviews and approves all related-party transactions.  The members of the Audit Committee are David M. Sugishita, Donald R.VanLuvanee and Patrick Verderico, each of whom is independent, as that term is defined in the NASD listing standards.  Mr. Verderico has been designated by the Board as the Audit Committee’s financial expert, as that term is defined by rules of the Securities and Exchange Commission (“SEC”).  The Audit Committee met six times in 2007.

The Compensation Committee reviews and recommends to the Board compensation arrangements for all executive officers of the Company.  In addition, the Compensation Committee is responsible for administration of the Company’s Incentive Stock Option Plan, the 2004 Incentive Stock Plan, and its cash bonus plans.  The members of the Compensation Committee are David M. Sugishita , Donald R. VanLuvanee and Patrick Verderico, each of whom is independent as that term is defined in the NASD listing standards.  The Compensation Committee met three times in 2007.

The Nominating and Corporate Governance Committee was formed in April 2004.  The Committee reviews and nominates candidates for election to the Company’s Board of Directors, and oversees the Company’s corporate governance policies and practices.  The members of the Committee are David M. Sugishita, Donald R. VanLuvanee and Patrick Verderico, each of whom is independent as that term is defined in the NASD listing standards.  The Committee met one time in 2007.

The Nominating and Corporate Governance Committee Charter states that the Committee will evaluate candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity and such other criteria as the Committee deems relevant.  The Committee will consider candidates recommended by the Board, management, shareholders, and others.  The Charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates.

Shareholders who wish to recommend candidates to the Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates to the Committee at least 120 days before the date of the Company’s proxy statement for the previous year’s Annual Meeting.  Submittals should be in writing, addressed to the Committee at the Company’s headquarters.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time.  Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters.  The Board may direct that all of such communications be screened by an employee of the Company for relevance.  The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board has adopted a Code of Ethics that applies to the Company’s directors, officers, employees, consultants and advisors.  The Code requires honest and ethical conduct, compliance with applicable laws and regulations, avoidance of conflicts of interest, accurate disclosures to the SEC, and prompt reporting of violations of the Code, among other things.  A copy of the Code has been filed with the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION OF THE  FOUR NOMINEES.

ITEM II

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On December 8, 2005, the Company’s independent public accountants, Virchow, Krause & Company, LLP (“Virchow Krause”), formally notified the Company that it would resign, effective with the completion of the audit for the fiscal year ending December 31, 2005.

Also on December 8, 2005, the Board of Directors, pursuant to the recommendation of the Audit Committee, approved the retention of Olsen Thielen & Co. Ltd. (“Olsen Thielen”), as the Company’s independent public accountants for the fiscal year ending December 31, 2006.

The audit reports of Virchow Krause on the financial statements of the Company for the year ended December 31, 2005 contain an explanatory paragraph that raises substantial doubt about the Company’s ability to continue as a going concern.  The audit reports of Virchow Krause on the financial statements of the Company for the two fiscal years ended December 31, 2005, did not contain any other adverse opinion or disclaimer of opinion, nor were those opinions otherwise qualified or modified as to audit scope or accounting principles.  During the Company’s fiscal year ended December 31, 2005, and during the subsequent interim period preceding the resignation of Virchow Krause, there was no disagreement between the Company and Virchow Krause on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Virchow Krause’s satisfaction, would have caused Virchow Krause to make reference to the subject matter of the disagreement in connection with its reports.  During the Company’s 2004 fiscal year and the subsequent interim period through December 8, 2005, there were no reportable events, as that term is defined by Item 304 of Regulation S-K.

No consultations occurred between the Company and Olsen Thielen during the fiscal year ended December 31, 2005, and during the subsequent interim period preceding the resignation of Virchow Krause, regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was the subject of a disagreement or a reportable event.

While we are not required to do so, we are submitting the appointment of Olsen Thielen & Co. Ltd. (“Olsen Thielen”) as our independent registered public accounting firm for our fiscal year ending December 31, 2008, for ratification in order to ascertain the views of our shareholder on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection.  A representative of Olsen Thielen is expected to be present at the Meeting, and will be given the opportunity to make a statement and will be available to answer appropriate questions.

Audit and Audit Related Fees

The following table shows the fees paid by the Company to its accountants for services rendered for the years ended December 31, 2007 and 2006.

	2007	2006
Audit Fees(1)	$118,327	$113,656
Audit-Related Fees(2)	7,041	6,425
Tax Fees(3)	19,692	20,064
All Other Fees	—	—
Total	$145,060	$140,145

(1)  Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reviews of quarterly financial statements, consultation on accounting matters and Securities and Exchange Commission (SEC) registration statement services.

(2)          Audit-related fees represent fees for the audit of the Company’s employee benefit plan.

(3)          Tax fees represent fees for the preparation of tax filings and technical advice regarding various tax issues.

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the services described above were pre-approved by the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OLSEN THIELEN AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the 2007 audited financial statements with management and Olsen Thielen.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Olsen Thielen also included the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

Olsen Thielen provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Committee discussed with the independent auditors the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence. Based on the discussions with management and Olsen Thielen, the Audit Committee’s review of the representations of management and the report of Olsen Thielen, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

David Sugishita	Donald VanLuvanee	Patrick Verderico

EXECUTIVE OFFICERS

The names and ages of the executive officers, their current positions with the Company, and their years of appointment are as follows:

Name and Age	Position	Officer Since

Roger E. Gower, 67	Chairman of the Board, President, Chief Executive Officer, Secretary and Director	1995

Richard S. Sidell, 64	Chief Technology Officer	2001

Jesse DeGennaro, 66	Vice President of World Wide Sales	2005

Bruce R. Ficks, 50	Chief Financial Officer	2007

Lori Faber, 45	Vice President of Finance	2006

The business experience of Mr. Gower is described above.

Richard S. Sidell was appointed Chief Technology Officer of the Company effective August 15, 2001.  He joined the Company in January 2000, when the Company acquired Aseco Corporation.  From September 1988 until January 2000, he was Vice President and Chief Technologist at Aseco.  For the ten prior years, he worked at Electro Scientific Industries, Inc., and a company acquired by ESI, in several engineering and management positions, and was involved in the development of laser memory repair equipment for the semiconductor industry.  He was formerly on the faculty at MIT, and holds a doctoral degree in Mechanical Engineering from MIT.

Jesse DeGennaro was appointed Vice President of World Wide Sales of the Company in August 2005.  Prior to joining the Company, he was Vice President of Sales & Marketing for Dymatix Automation Systems from 1999 to 2005.

Bruce R. Ficks, CPA (Inactive), was appointed Chief Financial Officer of the Company in July 2007.  From 2006 until joining the Company, Mr. Ficks served as Director of Finance for Savia, LLC, a manufacturer and distributor.  From 2004 to 2006 he served as CFO for Powel, Inc., a software developer for energy organizations.  From 2003 to 2004, he served as CFO for Wesco/US Medtrans, a software developer and provider of medical services.  From 1997 to 2003, he served as President and Executive Manangement Consultant of Strategic Financial Leadership, a management consulting firm.  Prior to 1997, Mr. Ficks held various financial management positions with several organizations.  Mr. Ficks holds a BS degree and an MBA in Finance from the University of Minnesota.

Lori Faber has been with the Company since 1988.  She was appointed Vice President of Finance effective April 30, 2006.  From January 2004 until April 2006, she served as Corporate Controller.  From March 2002 until January 2004, she served as Manager of Financial Compliance and Reporting.  Prior to 2002, she served in various other financial and accounting positions with the Company.

Executive officers serve indefinite terms which expire when their successors are appointed, or until their prior resignation, removal or incapacity.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) operates pursuant to a Charter adopted by the Board of Directors on July 9, 1997.  The Charter includes a mission statement which states that the Committee’s mission is to ensure that the Company’s executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company’s overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company’s industry; (3) to promote the Company’s pay-for-performance philosophy; and (4) to ensure that the Company’s compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

Pursuant to the Charter, the Committee is appointed by the Board and is comprised of two or more outside directors.  The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the chief executive officer and other key executives; (2) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (3) act as the administrative committee for the Incentive Stock Option Plan, the 2004 Incentive Stock Plan, the Employee Stock Purchase Plan, and any other incentive or purchase plans established by the Company; (4) consider and approve grants of incentive stock options, nonqualified stock options, restricted stock or any combination to any employee; and (5) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement.

It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the above objectives.  The primary elements of the executive compensation program are base salary, annual incentives, and long-term incentives.

Base Salary

Base salaries of the Company’s executive officers are intended to be competitive with the median base salaries paid by other corporations similar to the Company and to serve as a platform for performance-based (incentive) pay.  Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and nature of the business.  In addition to base salary, executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as other employees.

Annual Incentives

Bonus payments are contingent on the performance of the Company.  No bonuses have been paid for several years.

Long-term Incentives

The 2004 Incentive Stock Plan (successor to the original Incentive Stock Option Plan) is the basis of the Company’s long-term incentive plan for executive officers and other key employees.  The objective of the plan is to align executives’ long-term interests with those of the shareholders by creating a direct incentive for executives to increase stockholder value.  The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years.  The options generally vest and become exercisable over a period of two to four years following the date of grant.  Restricted stock grants allow executives to earn shares upon the completion of periods of employment with the Company, and/or the satisfaction of performance criteria.  The grant of options and restricted stock is consistent with the Company’s objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

Conclusion

The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and stockholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our reviews and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

David Sugishita	Donald VanLuvanee	Patrick Verderico

SUMMARY COMPENSATION TABLE

The following table contains summary information concerning compensation paid by the Company for the fiscal year ended December 31, 2007, to the CEO, CFO, Interim CFO and each other executive officer whose total compensation exceeded $100,000:

Name and Position	Year	Salary	Commission	Bonus	Grant Date Fair Value of Stock Option Awards (1)	All Other Compensation (2)	Total

Roger E. Gower	2007	$280,000	$—	$—	$162,049	$10,200	$452,249
Chairman, President, CEO & Secretary	2006	$280,000	$—	$—	$—	$10,200	$290,200

Richard S. Sidell	2007	$160,000	$—	$—	$31,245	$—	$191,245
Chief Technical Officer	2006	$160,000	$—	$—	$—	$—	$160,000

Bruce R. Ficks	2007	$58,558	$—	$—	$31,245	$500	$90,303
Chief Financial Officer	2006	$—	$—	$—	$—	$—	$—

Jesse DeGennaro	2007	$110,000	$89,174	$—	$—	$—	$199,174
Vice President, Sales	2006	$103,848	$76,927	$—	$—	$—	$180,775

BachThuy T. Vo.	2007	$64,573	$—	$—	$—	$—	$64,573
Interim Chief Financial Officer (3)	2006	$113,304	$—	$—	$—	$—	$113,304

(1)          Valuation is based on the grant date fair value of those awards determined pursuant to FAS 123(R) utilizing assumption discussed in Note 8 to the Company’s financial statements for the year ended December 31, 2007.  No expense was booked under FAS 123(R) in the Company’s financial statements for the year ended December 31, 2007 for the options granted to the executive officers in 2007.

(2)          Includes automobile related costs

(3)          Consists of amounts paid to contract agency for services through July 2007

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table sets forth certain information concerning equity awards to the named executive officers at December 31, 2007.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Roger E. Gower	02/24/2005	300,000	—	$0.36	02/24/2015
	03/20/2007	1,000,000	—	$0.26	03/20/2017

Richard S. Sidell	10/13/1998	10,825	—	$1.19	10/13/2008
	05/11/1999	12,660	—	$1.28	05/11/2009
	10/31/2002	15,000	—	$0.69	10/31/2012
	06/25/2003	100,000	—	$0.90	06/24/2013
	07/11/2007		200,000	$0.24	07/11/2017

Jesse DeGennaro	09/22/2005	150,000	—	$0.16	9/22/2015

Bruce R. Ficks	07/11/2007		200,000	$0.24	07/11/2017

Lori Faber	09/07/2000	2,000	—	$7.75	09/07/2010
	08/28/2001	1,000	—	$2.73	08/28/2011
	10/31/2002	1,750	—	$0.69	10/31/2012
	07/11/2007		100,000	$0.24	07/11/2017

2007 OPTION EXERCISES

The following table sets forth certain information concerning options exercised by the named executive officers for the year ended December 31, 2007.

Option Awards
Name	Number Of Shares Acquired On Exercise	Value Realized On Exercise

Roger E. Gower	—	—

Richard S. Sidell	—	—

Jesse DeGennaro	—	—

Bruce R. Ficks	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007, for compensation plans under which securities may be issued.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	2,914,235	(1)	$0.81	555,000
Equity compensation plans not approved by shareholders	145,000		$1.18	140,000
Total	3,059,235		$0.65	695,000

(1)          Includes 23,485 shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $1.24, assumed by the Company in connection with its acquisition of Aseco Corporation in January 2000.

Agreements with Officers

Effective March 28, 1995, the Company entered into an Employment Agreement with Mr. Gower.  The current agreement may be terminated by either party with 60 days prior written notice.  The agreement will also terminate upon the death, disability or breach of the agreement by Mr. Gower.  In the event Mr. Gower’s employment is terminated by the Company with 60 days prior written notice, the Company will continue to pay Mr. Gower his then current base salary for 12 months thereafter.

Effective January  2000, the Company entered into an Employment Agreement with Mr. Sidell when it acquired Aseco Corporation.  The agreement will  terminate upon the death, disability or breach of the agreement by Mr. Sidell.  In the event Mr. Sidell’s employment is terminated by the Company, the Company will pay Mr. Sidell a lump sum amount equal to twelve times his then current monthly base salary.

Effective September 22, 2005, the Company entered into an Employment Agreement with Mr. DeGennaro.  The current agreement may be terminated by either party with 30 days prior written notice.   In the event Mr. DeGennaro’s employment is terminated following a change in control, the Company will pay Mr. DeGennaro his then current monthly base salary for six months thereafter.

Effective July 23, 2007, the Company entered into an Employment Agreement with Mr. Ficks.  In the event Mr. Ficks’s employment is terminated following a change in control, the Company will pay Mr. Ficks his then current monthly base salary for three months thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of April 21, 2008 (i) by each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) by each of the Company’s executive officers named in the Summary Compensation table, (iii) by each of the Company’s directors and nominees for election as directors, and (iv) by all of the executive officers and directors as a group:

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number	Percent

FIVE PERCENT SHAREHOLDERS

Perkins Capital Management, Inc., 730 East Lake Wayzata, MN 55391 (1)	9,023,247	23.8%

Laurus Master Fund, Ltd., 335 Madison Avenue, 10th Floor New York, New York 10017 (2)	3,749,812	9.9%

DIRECTORS AND EXECUTIVE OFFICERS

Roger E. Gower (3)	1,320,000	3.5%
Richard L. Sidell (3)	142,651	*
Jesse DeGennaro (3)	150,000	*
Bruce R. Ficks (3)	—	*
David M. Sugishita (3)	75,000	*
Donald R. VanLuvanee (3)	75,000	*
Patrick Verderico (3)	70,000	*
Richard E. Struthers	—	*
All directors and executive officers as a group (8 in number) (3)	1,837,401	4.7%

* Denotes less than 1% of shares outstanding.

(1)                               Perkins Capital Management, Inc. is a registered investment advisor. Its ownership includes shares held for clients and shares held by Perkins Opportunity Fund.

(2)                               Laurus Master Fund Ltd. is the Company’s secured lender.  Its ownership includes 2,367,067 shares, and 1,382,745  shares issuable within 60 days upon exercise of options and warrants granted in financing transactions, and conversion of the Company’s 10% Senior Subordinated Convertible Note. Laurus holds options and warrants for 12,772,177 additional shares that are not exercisable within the next 60 days.

(3)                               Includes shares deemed beneficially owned by virtue of the right to acquire them within 60 days pursuant to exercise of MCT’s stock options as follows: Mr. Gower – 1,300,000; Mr. Sidell – 138,485; Mr. Sugishita - 75,000; Mr. VanLuvanee - 75,000; Mr. Verderico - 70,000; and all directors and executive officers as a group – 1,813,235.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and ten-percent shareholders to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to the Company, and written representations from such persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and ten-percent shareholders were complied with for the year ended December 31, 2007, except that Forms 4 for the automatic option grants to the outside directors on June 21, 2007, were filed two days late.

ITEM V

OTHER BUSINESS

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement.  As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies, subject to rules of the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules.  The Company’s next meeting of Shareholders (for the year ending December 31, 2008) is expected to be held on or about June 18, 2009 and proxy materials in connection with that meeting are expected to be mailed on or about May 8, 2009.  Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company’s proxy materials must be received by the Company on or before January 12, 2009.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 is being mailed to shareholders with this Proxy Statement.

By Order of the Board of Directors

Roger E. Gower
President, CEO, & Secretary

MICRO COMPONENT TECHNOLOGY, INC.

PROXY

ANNUAL STOCKHOLDERS’ MEETING

June 19, 2008

The undersigned stockholder of Micro Component Technology, Inc. (“MCT”), does hereby constitute and appoint Roger Gower, President and Chief Executive Officer, as his or her proxy, with full power of substitution, to attend the Annual Meeting of the Stockholders of MCT to be held at 11:00 a.m. on Thursday, June 19, 2008, at the headquarters of Micro Component Technology, Inc., 2340 West County Road C, St. Paul, Minnesota 55113, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all stock of MCT held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below.  The undersigned hereby revokes any other proxy previously given by him or her.

1.	ELECTION OF DIRECTORS:	☐	FOR all nominees listed below (except as specified to the contrary below).

		☐	AGAINST all nominees listed below.

Roger E. Gower, David M. Sugishita, Donald R. VanLuvanee, Richard E. Struthers.

To withhold authority to vote for any individual nominee, write that nominee’s name here:

.

2.	To ratify the appointment of Olsen Thielen & Co. Ltd. as the independent registered public accounting firm for the current year.

		☐	FOR
		☐	AGAINST
		☐	ABSTAIN

3.	In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

Date:	, 2008.

Please date and sign above exactly as name appears at the left, indicating, where appropriate, official capacity. If stock is held in joint tenancy, each joint owner must sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,
IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF
DIRECTORS AND FOR EACH PROPOSAL.  THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS.